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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
           SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                          TENET HEALTHCARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEVADA                                            95-2557091
   (State of Incorporation or                               (I.R.S. Employer
          Organization)                                    Identification No.)

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                                3820 STATE STREET
                         SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
               (Address, including zip code, and telephone number
                         of principal executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ X ]


        Securities to be registered pursuant to Section 12(b) of the Act:


TITLE OF EACH CLASS TO BE SO REGISTERED

9 1/4% Series B Senior Notes due 2010


NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE REGISTERED

New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:      None

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                          TENET HEALTHCARE CORPORATION

                       REGISTRATION STATEMENT ON FORM 8-A


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     This Registration Statement (the "Registration Statement") relates to the registration with the Securities and Exchange Commission (the "Commission") of $400,000,000 aggregate principal amount of 9 1/4% Series B Senior Notes dues 2010 (the "Notes") of Tenet Healthcare Corporation, a Nevada corporation ("Tenet" or the "Registrant"), which Notes are being issued by Tenet in connection with an exchange offer (the Exchange Offer) described in a prospectus incorporated into Registrant's Registration Statement on Form S-4 as amended by Amendment No. 1 to Form S-4 (No. 333-45700) (the S-4 Registration Statement) filed with the Commission on September 25, 2000. The descriptions of the Notes to be registered hereunder are set forth under the caption "DESCRIPTION OF NOTES" in the S-4 Registration Statement and are hereby incorporated herein by reference.

     The form of prospectus incorporated in the S-4 Registration Statement shall be deemed to be incorporated by reference in this Registration Statement.

ITEM 2. EXHIBITS

     The Notes are to be registered on the New York Stock Exchange (the "NYSE"), the exchange on which other securities of the Registrant are currently registered. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

     2.1 Indenture, dated as of March 1, 1995, between Tenet and The Bank of New York, as Trustee, relating to 9 5/8% Senior Notes due 2002 (Incorporated by Reference to Exhibit 4(a) to Registrant's Annual Report on Form 10-K, dated August 15, 2000, for the fiscal year ended May 31, 2000)

     2.2 First Supplemental Indenture, dated as of October 30, 1995, between Tenet and The Bank of New York, as Trustee, relating to 9 5/8% Senior Notes due 2002 (Incorporated by reference to Exhibit 4(c) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

     2.3 Second Supplemental Indenture, dated as of August 21, 1997, between Tenet and The Bank of New York, as Trustee, relating to 9 5/8% Senior Notes due 2002 (Incorporated by reference to Exhibit 4(d) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

     2.4 Indenture, dated as of March 1, 1995, between Tenet and The Bank of New York, as Trustee, relating to 10 5/8% Senior Subordinated Notes due 2005 (Incorporated by


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          Reference to Exhibit 4(d) to Registrant's Annual Report on Form 10-K,
          dated August 15, 2000, for the fiscal year ended May 31, 2000)

     2.5 First Supplemental Indenture, dated as of October 27, 1995, between Tenet and The Bank of New York, as Trustee, relating to 10 1/8% Senior Subordinated Notes due 2005 (Incorporated by reference to Exhibit 4(f) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

     2.6 Second Supplemental Indenture, dated as of August 21, 1997, between Tenet and The Bank of New York, as Trustee, relating to 10 1/8% Senior Subordinated Notes due 2005 (Incorporated by reference to Exhibit 4(g) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

     2.7 Indenture, dated as of October 16, 1995, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4(d) to Registrant's Annual Report on Form 10-K, dated August 26, 1996, for the fiscal year ended May 31, 1996)

     2.8 First Supplemental Indenture, dated as of October 30, 1995, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4(i) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

     2.9 Second Supplemental Indenture, dated as of August 21, 1997, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4(j) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

     2.10 Indenture, dated as of January 10, 1996, between Tenet and The Bank of New York, as Trustee, relating to 6% Exchangeable Subordinated Notes due 2005 (Incorporated by reference to Exhibit 4(a) to Registrant's Quarterly Report on Form 10-Q, dated January 15, 1996, for the fiscal quarter ended November 30, 1995)

     2.11 Escrow Agreement, dated as of January 10, 1996, among Tenet, NME Properties, Inc., NME Property Holding Co., Inc. and The Bank of New York, as Escrow Agent (Incorporated by reference to Exhibit 4(b) to Registrant's Quarterly Report on Form 10-Q, dated as of January 15, 1996, for the fiscal quarter ended November 30, 1995)

     2.12 Indenture, dated January 15, 1997, between Tenet and The Bank of New York, as Trustee, relating to 7 7/8% Senior Notes due 2003 (ncorporated by reference to Exhibit 4(m) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)


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     2.13 Indenture, dated January 15, 1997, between Tenet and The Bank of New
          York, as Trustee, relating to 8% Senior Notes due 2005 (Incorporated by reference to Exhibit 4(n) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

     2.14 Indenture, dated January 15, 1997, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Subordinated Notes due 2007 (Incorporated by reference to Exhibit 4(o) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

     2.15 Indenture, dated May 21, 1998, between Tenet and The Bank of New York, as Trustee, relating to 7 5/8% Senior Notes due 2008 (Incorporated by reference to Exhibit 4(o) to Registrant's Annual Report on Form 10-K, dated August 28, 1998, for the fiscal year ended May 31, 1998)

     2.16 Indenture, dated May 21, 1998, between Tenet and The Bank of New York, as Trustee, relating to 8 1/8% Senior Subordinated Notes due 2008 (Incorporated by reference to Exhibit 4(p) to Registrant's Annual Report on Form 10-K, dated August 28, 1998, for the fiscal year ended May 31, 1998)

     2.17 Indenture, dated June 16, 2000, between Tenet and The Bank of New York, as Trustee, relating to 9 1/4% Senior Notes due 2010 (Incorporated by Reference to Exhibit 4(q) to Registrant's Annual Report on Form 10-K, dated August 15, 2000, for the fiscal year ended May 31, 2000)


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned.

                                       TENET HEALTHCARE CORPORATION



Date: October 23, 2000                 By:  /s/ RICHARD B. SILVER
                                          ------------------------------------
                                       Name.    Richard B. Silver
                                       Title:   Senior Vice President
                                                       and Corporate Secretary


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